EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                       For Additional Information Contact:

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
David B. Barbour,                                              I. Vincent Rice,
President and Chief Executive Officer                          President and Chief Executive Officer
Lisah M. Frazier,                                              First Federal Financial Bancorp, Inc.
Chief Operating Officer and Chief Financial Officer            (740) 532-6845
Classic Bancshares, Inc.
(606) 326-2800

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             SHAREHOLDERS APPROVE MERGER OF CLASSIC BANCSHARES, INC.
                    AND FIRST FEDERAL FINANCIAL BANCORP, INC.

         IRONTON, OHIO -- June 17, 2003 -- Classic Bancshares, Inc. (NASDAQ:
CLAS) and First Federal Financial Bancorp, Inc. (OTCBB - FFFB) jointly announced that their shareholders approved their pending merger at meetings held today in Ashland, Kentucky. The parties also announced the merger received the requisite approvals, letters of non-obligation and waivers from the Kentucky Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Office of Thrift Supervision. The merger is expected to close this quarter.